Press
Information

Investor Contact: Thom Mocarsky
Arbitron Inc.
410-312-8239
thom.mocarsky@arbitron.com

Press Contact: Kim Myers
Arbitron Inc.
410-312-8500
kim.myers@arbitron.com

FOR IMMEDIATE RELEASE

ARBITRON INC. REPORTS 2012 THIRD QUARTER FINANCIAL RESULTS

Company reports earnings per share (diluted) of $0.59, an increase of 7.3 percent;
Third quarter revenue increases 8.3 percent;
Non-cash impairment charge impacted third quarter EPS by $0.02;
Reiterates 2012 full year guidance for revenue and earnings per share.

Columbia MD, October 24, 2012 – Arbitron Inc. (NYSE: ARB) today announced results for the third quarter ended September 30, 2012.

Net income for the third quarter 2012 increased to $15.8 million, or $0.59 per share (diluted), compared with $15.4 million, or $0.55 per share (diluted), for the third quarter of 2011, an increase in earnings per share (diluted) of 7.3 percent.

Reported results for the third quarter included a pre-tax, non-cash charge of $0.9 million or $0.02 per share (diluted), related to certain internal-use software deemed impaired as a result of enhancements to our cross-platform methodologies.

The Company reported revenue of $114.3 million, an increase of 8.3 percent over revenue of $105.6 million in the third quarter of 2011. Contributing to the third quarter revenue increase: the nearly completed phase-in of contracted price increases for the Portable People MeterTM (PPM®) service as well as annual escalators in the Company’s multi-year radio ratings contracts.

Costs and expenses for the third quarter increased by 11.4 percent to $86.1 million in 2012 from $77.2 million in 2011. Factors contributing to the growth of third quarter costs include the previously announced incremental costs associated with in-person recruitment, address-based sampling and cell-phone household sampling as well as increased investments in Arbitron Mobile and the previously noted impairment charge.

Earnings before interest, income tax expense, depreciation and amortization (EBITDA) for the quarter was $33.5 million, a decrease of 0.2 percent compared with EBITDA of $33.6 million for the third quarter of 2011. The impairment charge reduced third quarter EBITDA by $0.9 million.

For the nine months ended September 30, 2012, net income increased 11.2 percent to $43.6 million compared with $39.2 million in 2011. Earnings per share (diluted) for the first nine months of 2012 increased 13.4 percent to $1.61 compared with $1.42 for the first nine months of 2011.

Revenue for the first nine months of 2012 was $325.1 million, an increase of 7.6 percent compared to revenue of $302.2 million for the same period in 2011.

Costs and expenses for the nine months ended September 30, 2012 increased by 7.3 percent to $255.0 million from $237.7 million.

EBITDA increased 7.5 percent to $93.7 million in the first nine months of 2012 from $87.2 million for the same period in 2011, with EBITDA margins of 28.8 percent in both periods. The third quarter impairment charge reduced EBITDA in the first nine months of 2012 by $0.9 million.

Management Comment on Third Quarter 2012 Results
Said William T. Kerr, President and Chief Executive Officer:

“In the third quarter, we announced that Arbitron and comScore will work together on a groundbreaking cross-platform initiative for ESPN.

“We are working to integrate census-level data from PCs, mobile devices, and television set-top boxes with the personal, passive and single-source measurement capabilities of our PPM technology. We plan to track and report the consumption of video, audio and display content across radio, television, PCs, smartphones, and tablets. Our goal is a new methodology that the media and marketing industry can embrace as the template for the future of cross-platform measurement.

“This initiative is a strong validation of our strategy for cross-platform, and is a direct outcome of the pioneering work Arbitron delivered in our cross-platform pilot for the Coalition for Innovative Media Measurement (CIMM).

“Also in the third quarter, we continued to grow our revenue and earnings as we maintained our investments in the value and utility of our core services and continued to invest in the opportunities presented by the emerging markets of mobile and cross-platform.”

2012 Full-Year Guidance
Arbitron is reiterating its revenue and earnings per share guidance for 2012.

Arbitron expects 2012 revenue to increase between 5 percent and 7 percent over its 2011 revenue of $422.3 million.

The Company anticipates 2012 earnings per share (diluted) between $2.15 and $2.30, an increase of 8 percent to 15 percent over comparable 2011 earnings per share (diluted) of $2.00, which excludes the impact of an impairment charge of $0.07 per share (diluted) taken in the fourth quarter 2011.

Earnings Conference Call: Schedule and Access
Arbitron will host a conference call at 10:00 a.m. Eastern Time, today, October 24, 2012.

The Company invites you to listen to the call toll-free by dialing (877) 262-6702. The conference call can be accessed from outside the United States by dialing (443) 863-7301. To participate, users will need to use the following code: 36602545. The call will also be available live on the Internet at the following sites: www.arbitron.com and www.streetevents.com.

A replay of the call will be available from 1:00pm on October 24, 2012, through 11:59pm on October 31, 2012. To access the replay, please call (toll-free) (855) 859-2056 in the United States or (404) 537-3406 if you’re calling from outside of the United States. Replay listeners will need to enter the following code: 36602545.

Presentation of Non-GAAP Information
The terms EBIT (earnings before interest and income taxes) and EBITDA (earnings before interest, income taxes, depreciation and amortization) are non-GAAP financial measures that the management of Arbitron believes are useful to investors in evaluating the Company’s results. These non-GAAP financial measures should be considered in addition to, and not as a replacement for, or superior to either net income as an indicator of Arbitron’s operating performance, or cash flow, as a measure of Arbitron’s liquidity. In addition, because EBIT and EBITDA may not be calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP equivalent, see the EBIT and EBITDA Non-GAAP Reconciliation, along with related footnotes, below.

About Arbitron
Arbitron Inc. (NYSE: ARB) is an international media and marketing research firm serving the media—radio, television, cable, and out-of-home; the mobile industry; as well as advertising agencies and advertisers around the world. Arbitron’s businesses include: measuring network and local market radio audiences across the United States; surveying the retail, media, and product patterns of U.S. consumers; providing mobile audience measurement and analytics in the United States, Europe, Asia, and Australia; and developing application software used for analyzing media audience and marketing information data.

The Company has developed the Portable People Meter™ (PPM®) and the PPM 360™, new technologies for media and marketing research.

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Portable People MeterTM, PPM® and PPM 360TM are marks of Arbitron Inc.

PPM ratings are based on audience estimates and are the opinion of Arbitron and should not be relied on for precise accuracy or precise representativeness of a demographic or radio market.

Arbitron Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The statements regarding Arbitron Inc. and its subsidiaries in this document that are not historical in nature, particularly those that utilize terminology such as “may,” “will,” “should,” “likely,” ”expects,” “anticipates,” “estimates,” “believes,” “plans,” or comparable terminology, are forward-looking statements based on current expectations about future events, which we have derived from information currently available to us. These forward-looking statements involve known and unknown risks and uncertainties that may cause our results to be materially different from results implied in such forward-looking statements. These risks and uncertainties include, in no particular order, whether we will be able to:

•	successfully obtain and/or maintain Media Rating Council, Inc. (“MRC”) accreditation for our audience ratings services;

•	renew contracts with key customers;

•	collect, manage, and process the consumer information we utilize in our media marketing and information services in compliance with applicable data protection and privacy statutes, regulations, and other requirements;

•	develop and successfully market new products and technologies such as the joint cross-platform measurement service with comScore;

•	successfully execute and maintain our mobile measurement initiatives;

•	support our current and future services by designing, recruiting, and maintaining research samples that appropriately balance quality, size and, operational cost;

•	successfully develop, implement, and fund initiatives designed to enhance sample quality;

•	successfully manage costs associated with cell phone household recruitment, targeted in-person recruitment, and address-based sampling;

•	successfully maintain and promote industry usage of our media and marketing information services, a critical mass of broadcaster encoding, and the proper understanding of our services and methodologies in light of governmental actions, including investigation, regulation, legislation or litigation, customer or industry group activism, or adverse community or public relations efforts;

•	successfully manage the impact on our business of the current economic environment generally, and in the advertising market, including, without limitation, the insolvency of any of our customers or the impact of economic environment on our customers’ ability to fulfill their payment obligations to us;

•	successfully integrate acquired operations, including differing levels of management and internal control effectiveness at the acquired entity;

•	effectively respond to rapidly changing technologies by creating proprietary systems to support our research initiatives and by developing new services that meet marketplace demands in a timely manner;

•	successfully execute our business strategies, including evaluating and, where appropriate, entering into potential acquisition, joint-venture or other material third-party agreements;

•	successfully develop and implement technology solutions to identify and report consumer use of new and existing forms of media content and delivery, and advertising in an increasingly competitive environment; and

•	compete with companies that may have financial, marketing, sales, technical or other advantages over us.

There are a number of additional important factors that could cause actual events or our actual results to differ materially from those indicated by such forward-looking statements, including, without limitation, the risk factors set forth in the caption “ITEM 1A. — RISK FACTORS” in our Annual Report on Form 10-K for the year ended December 31, 2011, and elsewhere, and any subsequent periodic or current reports filed by us with the Securities and Exchange Commission.

In addition, any forward-looking statements contained in this document represent our estimates only as of the date hereof, and should not be relied upon as representing our estimates as of any subsequent date. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

(Tables to follow)

Arbitron Inc.
Consolidated Statements of Income
Three Months Ended September 30, 2012 and 2011
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	September 30,			%
	2012	2011	Change	Change
Revenue	$114,341	$105,563	$8,778	8.3%
Costs and expenses
Cost of revenue	53,840	49,388	4,452	9.0%
Selling, general and administrative	22,321	18,401	3,920	21.3%
Research and development	9,913	9,444	469	5.0%
Total costs and expenses	86,074	77,233	8,841	11.4%
Operating income	28,267	28,330	(63)	(0.2%)
Equity in net loss of affiliate	(2,364)	(2,290)	(74)	3.2%
Earnings before interest and income taxes (1)	25,903	26,040	(137)	(0.5%)
Interest income	15	6	9	150.0%
Interest expense	133	109	24	22.0%
Earnings before income taxes	25,785	25,937	(152)	(0.6%)
Income tax expense	9,998	10,586	(588)	(5.6%)
Net Income	15,787	15,351	436	2.8%
Income per weighted-average common share
Basic	$0.60	$0.56	$0.04	7.1%
Diluted	$0.59	$0.55	$0.04	7.3%
Weighted-average shares used in calculations
Basic	26,133	27,222	(1,089)	(4.0%)
Diluted	26,662	27,683	(1,021)	(3.7%)
Dividends per common share	$0.10	$0.10	—	—
Other data:
EBITDA (1)	$33,482	$33,562	$(80)	(0.2%)
Non-cash share-based compensation	$2,402	$2,029	$373	18.4%

(1) The terms EBIT (earnings before interest and income taxes) and EBITDA (earnings before interest, income taxes, depreciation and amortization) are non-GAAP financial measures that the management of Arbitron believes are useful to investors in evaluating the Company’s results. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measure, see the EBIT and EBITDA Non-GAAP Reconciliation, along with related footnotes, below.

Arbitron Inc.
Consolidated Statements of Income
Nine months Ended September 30, 2012 and 2011
(In thousands, except per share data)
(Unaudited)

	Nine months Ended
	September 30,			%
	2012	2011	Change	Change
Revenue	$325,142	$302,169	$22,973	7.6%
Costs and expenses
Cost of revenue	164,493	156,092	8,401	5.4%
Selling, general and administrative	61,025	54,166	6,859	12.7%
Research and development	29,527	27,456	2,071	7.5%
Total costs and expenses	255,045	237,714	17,331	7.3%
Operating income	70,097	64,455	5,642	8.8%
Equity in net income of affiliate	671	631	40	6.3%
Earnings before interest and income taxes (1)	70,768	65,086	5,682	8.7%
Interest income	46	20	26	130.0%
Interest expense	394	377	17	4.5%
Earnings before income taxes	70,420	64,729	5,691	8.8%
Income tax expense	26,863	25,547	1,316	5.2%
Net Income	43,557	39,182	4,375	11.2%
Income per weighted average common share
Basic	$1.64	$1.44	$0.20	13.9%
Diluted	$1.61	$1.42	$0.19	13.4%
Weighted average shares used in calculations
Basic	26,564	27,154	(590)	(2.2%)
Diluted	27,067	27,629	(562)	(2.0%)
Dividends per common share	$0.30	$0.30	—	—
Other data:
EBITDA (1)	$93,704	$87,162	$6,542	7.5%
Non-cash share-based compensation	$6,779	$5,860	$919	15.7%

(1) The terms EBIT (earnings before interest and income taxes) and EBITDA (earnings before interest, income taxes, depreciation and amortization) are non-GAAP financial measures that the management of Arbitron believes are useful to investors in evaluating the Company’s results. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measure, see the EBIT and EBITDA Non-GAAP Reconciliation, along with related footnotes, below.

Arbitron Inc.
EBIT and EBITDA Non-GAAP Reconciliation
Three Months and Nine months Ended September 30, 2012 and 2011
(In thousands)
(Unaudited)

	Three Months Ended		Nine months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Net income	$15,787	$15,351	$43,557	$39,182
Income tax expense	9,998	10,586	26,863	25,547
Net interest expense	118	103	348	357
EBIT (2)	$25,903	$26,040	$70,768	$65,086
Depreciation and amortization	7,579	7,522	22,936	22,076
EBITDA (2)	$33,482	$33,562	$93,704	$87,162
EBIT Margin (2)	22.7%	24.7%	21.8%	21.5%
EBITDA Margin (2)	29.3%	31.8%	28.8%	28.8%

(2) Arbitron’s management believes that presenting EBIT (earnings before interest and income taxes) and EBITDA (earnings before interest, income taxes, depreciation and amortization), both non-GAAP financial measures, as supplemental information helps investors, analysts, and others, if they so choose, in understanding and evaluating Arbitron’s operating performance in some of the same manners that management does because EBIT and EBITDA exclude certain items that are not directly related to Arbitron’s core operating performance. Arbitron’s management references these non-GAAP financial measures in assessing current performance and making decisions about internal budgets, resource allocation and financial goals.

EBIT is calculated by adding back net interest expense and income tax expense to net income. EBITDA is calculated by adding back net interest expense, income tax expense, and depreciation and amortization to net income.

EBIT and EBITDA should not be considered substitutes either for net income as indicators of Arbitron’s operating performance, or for cash flow as measures of Arbitron’s liquidity. In addition, because EBIT and EBITDA may not be calculated identically by all companies, the presentation here may not be comparable to other similarly titled measures of other companies.

Arbitron Inc.
Condensed Consolidated Balance Sheets
September 30, 2012 and December 31, 2011
(In thousands)

	September 30,	December 31,
	2012	2011
	(Unaudited)	(Audited)
Assets:
Cash and cash equivalents	$37,051	$19,715
Trade receivables	60,509	62,886
Property and equipment, net	63,784	70,651
Goodwill, net	45,359	45,430
Other assets	32,262	40,286
Total assets	$238,965	$238,968
Liabilities and Stockholders’ Equity:
Deferred revenue	$49,280	$37,080
Other liabilities	64,963	75,072
Stockholders’ equity	124,722	126,816
Total liabilities and stockholders’ equity	$238,965	$238,968

Note: The December 31, 2011 Condensed Consolidated Balance Sheet is derived from the audited Balance Sheet included in the Company’s Form 10-K for the fiscal year ended December 31, 2011.